                                                                      Exhibit 10

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (hereinafter "this Agreement") is made this 1st day of February, 2002, between EasyLink Services Corporation, a corporation organized and existing under the laws of Delaware ("EasyLink" or the "Company"), and Thomas Murawski (hereinafter the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Executive as the Chief Executive Officer of the Company, and the Executive desires to be so employed by the Company, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and the Executive hereby agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as the Chief Executive Officer of the Company reporting to the Board of Directors of the Company. The Executive agrees to perform such services customary to such office as shall from time to time be assigned to him by the Board of Directors of the Company. The Executive further agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company. The Executive may be required in pursuance of his duties hereunder to perform services for any company controlling, controlled by or under control with the Company (such companies hereinafter collectively called "Affiliates") and to accept such offices in any Affiliates as the Board of Directors may require. The Executive shall obey all policies of the Company and applicable policies of its Affiliates.

                  2. Term of Employment. The Executive shall be employed at-will and either party may terminate the Executive's employment for any reason upon thirty (30) days prior written notice or, in the case of termination by the Company for Cause (as hereinafter defined), immediately upon written notice to the Executive.

                  3. Compensation and Other Related Matters.

                           (a) Salary. As compensation for services rendered
hereunder, the Executive shall receive an annual salary of $350,000 and shall be paid in accordance with the Company's then prevailing payroll practices. The salary will be reviewed by the Compensation Committee of the Board of Directors not less frequently than annually, and may be adjusted upward in their sole discretion based on the same factors that are used in determining annual salary increases for other executives of the Company. All references herein to "Dollars" or "$" shall mean United States Dollars.

                           (b) Bonus. During the term of this Agreement, the
Executive shall be eligible to receive an annual bonus payment if determined to be payable by the Board of Directors in its sole discretion based on the performance of the Company and the Executive. The Executive shall be entitled to receive a bonus for calendar year 2000 in the amount of $100,000 which shall be payable when bonuses are paid to other EasyLink executive officers for calendar year 2000.

                           (c) Benefits. During the term of this Agreement, the
Executive shall be entitled to receive the standard employment benefits granted to executives generally (subject to legal limitations) on substantially the same terms and conditions (subject to legal limitations), including but not limited to such benefits as health and other insurance, participation in the Company's 401(k) plan and paid time off.


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

                  4. Compensation in the Event of Termination.

                           (a) Termination With Cause. In the event that the
Company terminates the Executive's employment for "Cause", the Executive shall be entitled to receive his base salary and benefits through the date of termination. The Executive shall not be entitled to receive any of his bonus payments. Thereafter, the Company shall have no further obligation to the Executive under this Agreement.

                  For purposes hereof, "Cause" shall mean termination based upon
(i) the willful failure by the Executive to follow lawful directions communicated to him by the Board of Directors of the Company; (ii) the willful engaging by the Executive in conduct which is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by the Executive to an act of fraud, misappropriation or embezzlement or to a felony; (iv) the Executive's habitual drunkenness or use of illegal substances; (v) a material breach by the Executive of this Agreement; or (vi) an act of gross neglect or gross misconduct which the Company deems to be good and sufficient cause; provided, however, that the Company shall not be deemed to have Cause pursuant to clauses (i), (ii), (iv),
(v) or (vi) unless the Company gives the Executive written notice that the specified conduct or event has occurred and the Executive fails to cure the conduct or event within thirty (30) days after receipt of such notice. Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors, excluding Executive, at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), that the Executive failed to cure such conduct or event during the thirty-day period following the date on which the Company gave written notice of the conduct or event referred to in clauses (i), (ii), (iv), (v) or (vi). For purposes of this Agreement, any termination of the Executive's employment shall be effective immediately upon written notice; however, no termination of the Executive's employment shall be deemed to be for Cause unless the written notice constitutes Notice of Termination. Any termination for Cause shall be effective immediately upon receipt of the Notice of Termination by Executive (or in the case of a conviction under clause (ii), the date of conviction, plea or confession) and Executive shall have no claim for compensation or any other benefit from and after such termination date.


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

                           (b) Termination Upon Disability. In the event that
the Executive's employment is terminated by either party due to "Disability", the Company will pay the Employee his base salary through the remainder of the calendar month during which such termination is effective and for the lesser of
(A) three calendar months thereafter and (B) the difference between disability insurance benefits and full salary for six months.

                  For purposes hereof, "Disability" shall mean the Executive's inability, as a result of a physical or mental illness, to perform the duties assigned to him for a period of three (3) consecutive months or for any non-consecutive period of five (5) months in any twelve month period during the term of Executive's employment with the Company. Thereafter, the Company shall have no further obligation to the Executive under this Agreement.



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

                           (c) Termination Upon Death. In the event that the
Executive's employment is terminated because of the Executive's death, the Company will pay to the Employee's estate his base salary through the remainder of the calendar month during which the death occurred and for three consecutive months thereafter. Thereafter, the Company shall have no further obligation to the Executive under this Agreement.

                           (d) Termination Without Cause. If the Company
terminates the Executive's employment without Cause, the Executive will be entitled to receive his base salary for four consecutive weeks through the end of the week in which the termination has occurred and for four consecutive weeks thereafter. Thereafter, subject to Sections 4(g) and (h), the Company shall have no further obligation to the Executive under this Agreement.

                           (e) Termination Upon the Executive's Resignation. In
the event that the Executive resigns his employment with the Company (other than a resignation for Good Reason), the Executive shall be entitled to receive his base salary and benefits through the date of termination. Thereafter, the Company shall have no further obligation to the Executive under this Agreement.

                           (f) Resignation For Good Reason. Executive may
terminate his employment hereunder for Good Reason, provided Executive shall have delivered a Notice of Resignation for Good Reason to the Corporation at least thirty days prior to the effective date of termination. "Good Reason" shall mean the occurrence of one or more of the following circumstances:

         (1) the dissolution or complete liquidation of the Company;

         (2) the filing of a voluntary petition by the Company, or an involuntary petition against the Company, under Chapter 7 of the Bankruptcy Code;


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


         (3) the Company's assignment to the Executive of duties inconsistent with the Executive's duties as defined in Section 1, any change in the Executive's title as Chief Executive Officer as defined in Section 1 or any material reduction in Executive's duties or responsibilities, except as may have occurred in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason;

         (4) the Executive's involuntary relocation to a new principal work location not within reasonable commuting distance of his former location;

         (5) the failure of the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person, or entity acquiring substantially all of the Company's assets; or

         (6) any material breach by the Company of this Agreement.

In the event of a resignation for Good Reason, the Executive will be entitled to receive his base salary for four consecutive weeks through the end of the week in which the termination has occurred and for four consecutive weeks thereafter. Thereafter, subject to Sections 4(g) and (h), the Company shall have no further obligation to the Executive under this Agreement.

                           (g) Change of Control. If the Company terminates the
Employee's employment without Cause at any time within 3 months before and in contemplation of, at any time after the occurrence of a Change of Control or the Executive terminates his employment with the Company for Good Reason at any time within 3 months before or at any time after the occurrence of a Change of Control, the Executive will be entitled to receive, in addition to any payment that may be due Executive under Section 4(d) or (f), at his option either (i) continuation of his base salary and participation in the Company's standard health insurance and 401(k) plans for 12 months after the Change of Control or
(ii) a lump sum equal to 12 months base salary. Thereafter, subject to Section 4(i), the Company shall have no further obligation to the Executive under this Agreement. As used in this Section 4, a "Change of Control" shall mean the occurrence of any of the following events:


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                           (i) Any person (as such term is used in Sections
         13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more of the Permitted Holders (as defined below), becomes the "beneficial owner" (as defined in Rule 13d-3 under said
         Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) A merger or consolidation of the Company with any other corporation or business entity, or a sale, lease or disposition by the Company of all or substantially all of the Company's assets, other than a merger, consolidation, sale, lease or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or transferee entity or a direct or indirect parent company of the surviving or transferee entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving or transferee entity or parent company outstanding immediately after such merger, consolidation, sale, lease or disposition (a merger, consolidation, sale, lease or disposition under this clause (ii) being referred to herein as a "Sale of the Company").

As used herein, "Permitted Holders" means, collectively, Gerald Gorman and his estate, spouse, legatees, heirs, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which one or more of the foregoing are the sole beneficiaries or the grantor, or any corporation, trust, partnership or other entity of which one or more of the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) at least 66 and 2/3 % of the total voting power of such corporation, trust, partnership or other entity.



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

                           (h) Compensation in Connection with a Sale of the
Company. If a Sale of the Company (as defined in Section 4(g)) occurs before the termination of Executive's employment hereunder or within 3 months after a termination of employment of Executive without Cause or within 3 months after Executive terminates his employment for Good Reason, the Executive shall be entitled to receive upon the consummation of such Sale of the Company a cash payment equal to 2.5% of the fair market value of the consideration received by the holders of the Company's common stock pursuant to such Sale of the Company. For purposes of determining the fair market value of the consideration received by the holders of the Company's common stock, (i) cash paid upon the Sale of the Company shall have a fair market value equal to the amount thereof, (ii) securities that are traded on a national securities exchange or on the Nasdaq stock market (National Market) shall have a fair market value based on the average of the closing prices for such securities over the ten trading days through the date of such Sale of the Company and (iii) other consideration shall have such fair market value as determined in good faith by the Board of Directors of the Company.

                                    (i) Additional Payments By the Company.

                  (A) Anything to the contrary in this Agreement notwithstanding, if any payment by the Company to or for the benefit of the Executive (whether paid or payable pursuant to this Agreement or otherwise, and determined without regard to any additional payments required under this Section 4(i) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.



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


                  (B) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (I) give the Company any information reasonably requested by the Company relating to such claim,

                  (II) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,



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

                  (III) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (IV) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(B), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.


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


                  (C) If, after receipt by the Executive of an amount advanced by the Company pursuant to Section 4(B), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(B), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and, if the Executive has provided prompt written notice of such denial to the Company and the Company does not thereafter notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of the time period under applicable law in which such contest may be made by or on behalf of the Executive, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

                  5. Confidentiality and Restrictive Covenants.

                           (a) The Executive acknowledges that:

                                    (i) the business in which the Company is
engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, the Company's plans for creation, acquisition or disposition of products or services, publications and websites, expansion plans, financial status and plans, products, improvements, formulas, designs or styles, method of distribution, customer lists, product or service development plans, rules and regulations, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company's business (collectively, "Confidential Information"); and


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

                                    (ii) the direct or indirect disclosure of
any Confidential Information would place the Company at a serious competitive disadvantage and would do serious damage, financial and otherwise, to the Company's business.

                           (b) Covenant Against Disclosure. The Executive
therefore covenants and agrees that all Confidential Information shall be and remain the sole property and confidential business information of the Company, free of any rights of the Executive. The Executive further agrees not to make any use of the Confidential Information except in the performance of his duties hereunder and not to disclose the information to third parties, without the prior written consent of the Company. The obligations of the Executive under this Section 5 shall survive any termination of this Agreement. The Executive agrees that, upon any termination of his employment with the Company, all Confidential Information in his possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) will forthwith be returned to the Company and will not be retained by the Executive or furnished to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

                           (c) Non-solicitation. Until the date which is one
year after the date of the termination of the Executive's employment hereunder for any reason, the Executive will not, directly or indirectly take any of the following actions:



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                                    (i) solicit customers of the Company with
respect to products or services that are the same or substantially similar to those offered to such customer by the Company or to cease doing business with the Company, or to reduce the amount of business it does with the Company;

                                    (ii) solicit or induce, or attempt to
solicit or induce, any employee of the Company or any of its subsidiaries or other Affiliates to leave the employ of the Company or any of its subsidiaries.

         For purposes of Section 5, "Company" shall include the Company and any other Affiliate.

                  6. Intellectual Property. Unless otherwise agreed in writing by the Company (as authorized by the Board of Directors of the Company), the Executive hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise) during the period of his employment with the Company, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company or any of its subsidiaries or other Affiliates, shall be promptly and fully disclosed by the Executive to the Board of Directors and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to the Board of Directors of the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid.

                  The Executive shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such inventions as are to be in the Company's exclusive property as against the Executive under this Section 6 or to vest in the Company title to such inventions as against the Executive, the expense of securing any such patent or copyright, to be borne by the Company.



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


                  7. Breach by Employee. Both parties recognize that the services to be rendered under this Agreement by the Executive are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of the Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Executive. Without limiting the generality of the foregoing, the parties acknowledge that a breach by the Executive of his obligations under Section 5 or 6 would cause the Company irreparable harm, that no adequate remedy at law would be available in respect thereof and that therefore the Company would be entitled to injunctive relief with respect thereto.

                  8. Miscellaneous.

                           (a) Successors; Binding Agreement. The Company shall
have the right to assign this Agreement in connection with a sale of all or substantially all of the assets of the Company. This Agreement and the obligations of the Company hereunder and all rights of the Executive hereunder shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that the duties of the Executive hereunder are personal to the Executive and may not be delegated or assigned by him.

                           (b) Notice. All notices of termination and other
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered mail, return receipt requested, addressed as follows:



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

                           If to the Company:

                                    EasyLink Services Corporation
                                    399 Thornall Street
                                    Edison, New Jersey 08837
                                    Attention: Gerald Gorman

                           If to the Executive:

                                    Thomas Murawski
                                    C/o EasyLink Services Corporation
                                    399 Thornall Street
                                    Edison, New Jersey 08837
                                    Attention: Gerald Gorman

or to such other address as either party may designate by notice to the other, which notice shall be deemed to have been given upon receipt.

                           (c) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of New Jersey without regard to the conflict of law rules thereof. The Executive specifically consents to the jurisdiction of the United States District Court sitting in New Jersey, or if that court is unable to exercise jurisdiction for any reason, to the jurisdiction of the New Jersey state court for this purpose.

                           (d) Waivers. The waiver of either party hereto of any
right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.



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


                           (e) Validity. The invalidity or enforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope or activity, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

                           (f) Counterparts. This Agreement may be executed in
several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           (g) Entire Agreement. This Agreement sets forth the
entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party in respect of said subject matter.

                           (h) Headings Descriptive. The headings of the several
Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

                           (i) Capacity. The Executive represents and warrants
that he is not a party to any agreement that would prohibit him from entering into this Agreement or performing fully his obligations hereunder.



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


IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

EXECUTIVE                                     EASYLINK SERVICES CORPORATION


/s/ Thomas Murawski                           By: /s/ Gerald Gorman
---------------------------------                -------------------------------
Thomas Murawski                               Gerald Gorman, Chairman







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